UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): December 15, 2007
DOLLAR FINANCIAL CORP.
(Exact name of registrant as specified in charter)
Not Applicable
(Former name or former address, if changed since last report)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-50866 (Commission file number)	23-2636866 (I.R.S. Employer Identification Number)

1436 Lancaster Avenue, Suite 310, Berwyn, Pennsylvania (Address of principal executive offices)	19312 (Zip Code)
610-296-3400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On December 19, 2007, Dollar Financial Corp. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) to report that its indirect wholly-owned subsidiary, Check Mart of Florida, Inc., completed the acquisition of substantially all of the assets of eighty-one financial services stores and one corporate office in southeast Florida (the “Acquisition”) from CCS Financial Services, Inc., d/b/a The Check Cashing Store. The acquisition was effected pursuant to the terms of an asset purchase agreement dated October 11, 2007, which was filed as an exhibit to the Form 10-Q filed by the Company on November 9, 2007. Pursuant to Item 9.01 of Form 8-K, the Company indicated that it would file certain financial information under Item 9.01 no later than the date required. This Amendment is filed to provide the required financial information and to amend the language of Sections (a), (b) and (d) of Item 9.01.

Item 9.01	Financial Statements and Exhibits.
a) Financial Statements of Businesses Acquired
The following financial statements are filed as part of this Current Report on Form 8-K/A:
- CCS Financial Services, Inc., December 31, 2006, Audited Financial Statements.
- CCS Financial Services, Inc., September 30, 2006 and 2007, Interim Unaudited Financial Statements.

Contents

Independent Auditor’s Report	1

Financial Statements

Balance sheet	2

Statement of income	3

Statement of changes in equity	4

Statement of cash flows	5 – 6

Notes to financial statements	7 – 13

Independent Auditor’s Report
To the Board of Directors
CCS Financial Services, Inc.
Fort Lauderdale, Florida
We have audited the accompanying balance sheet of CCS Financial Services, Inc. as of December 31, 2006, and the related statements of income, changes in equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CCS Financial Services, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ McGladrey & Pullen, LLP
Fort Lauderdale, Florida
April 30, 2007

CCS Financial Services, Inc.
Balance Sheet
December 31, 2006

Assets
Current Assets
Cash	$19,384,966
Marketable securities	6,413,777
Advances and fees receivable, net	8,035,453
Advances to affiliates	12,954,981
Prepaid expenses	524,642
Other current assets	364,049

Total current assets	47,677,868

Property and Equipment, net of accumulated depreciation and amortization	2,333,828

Other assets
Goodwill	2,676,614
Other intangible assets	39,584
Security deposits	213,153

2,929,351

$52,941,047

Liabilities and Stockholders’ Equity
Current Liabilities
Revolving bank debt	$8,843,000
Accounts payable, accrued expenses and other payables	4,785,122
Litigation settlement	7,066,645
Money orders payable	11,496,105
Deferred income, net of long-term portion	261,200

Total current liabilities	32,452,072

Long-Term Liabilities
Deferred income	65,300
Deferred rent	180,161
Due to stockholders	11,085,371

11,330,832

Total liabilities	43,782,904

Commitments and Contingencies

Stockholders’ Equity
Common stock, par value $1 per share; authorized, issued and outstanding 1,000 shares	1,000
Additional paid-in capital	315,100
Retained earnings	8,762,291
Accumulated other comprehensive income	79,752

9,158,143

$52,941,047

See Notes to Financial Statements.

CCS Financial Services, Inc.
Statement of Income
Year Ended December 31, 2006

Revenue:
Short-term consumer loan fees	$16,094,110
Check cashing fees	22,734,452
Other revenue	8,302,966

47,131,528

Store expenses:
Salaries and fringe benefits	19,098,539
Occupancy costs	5,581,263
Provision for short-term consumer loans and check losses	3,292,943
Training salaries	1,333,827
Depreciation and amortization expense	1,070,393
Other store expenses	3,217,727

33,594,692

Gross profit	13,536,836

Corporate and other (income) expenses:
Selling, general and administrative expenses	2,587,735
Officers’ compensation	1,115,409
Litigation settlement	7,066,645
Interest expense	360,743
Investment income	(397,746)

10,732,786

Net income	$2,804,050

See Notes to Financial Statements.

CCS Financial Services, Inc.
Statements of Changes in Equity
Year Ended December 31, 2006

					Accumulated
					Other
	Common	Paid-in	Retained	Members’	Comprehensive
	Stock	Capital	Earnings	Deficit	Income	Total
Balance, December 31, 2005,	$1,000	$315,100	$13,958,241	$(3,033,726)	$42,168	$11,282,783
Comprehensive income
Net income	—	—	2,804,050	—	—	2,804,050
Changes in fair value of securities available for sale	—	—	—	—	37,584	37,584

						2,841,634

Deconsolidation of affiliate due to change in status of variable interest entity	—	—	—	3,033,726		3,033,726
Distributions	—	—	(8,000,000)	—	—	(8,000,000)

Balance, December 31, 2006	$1,000	$315,100	$8,762,291	$—	$79,752	$9,158,143

See Notes to Financial Statements.

CCS Financial Services, Inc.
Statement of Cash Flows
Year Ended December 31, 2006

Cash Flows From Operating Activities
Net income	$2,804,050
Depreciation and amortization	1,070,393
Provision for loan losses and doubtful accounts	3,292,943
Gain on sale of marketable securities	(22,142)
Deferred rent	58,372
Loss on disposal of property and equipment	266,780
Changes in:
Advances and fees receivable, net	(4,772,700)
Prepaid expenses	(165,502)
Other current assets	205,598
Accounts payable, accrued expenses and other payables	(207,796)
Litigation settlement	7,066,645
Money orders payable	133,478
Deferred income	(261,200)

Net cash provided by operating activities	9,468,919

Cash Flows From Investing Activities
Proceeds from sales of marketable securities	5,961,706
Purchases of marketable securities	(6,660,066)
Acquisition of property and equipment	(448,144)
Increase in due from affiliates	(102,444)
Increase in security deposits	2,924

Net cash used in investment activities	(1,246,024)

Cash Flows From Financing Activities
Increase in revolving bank debt, net	506,000
Payments on long-term debt	(1,458,333)
Decrease in due to stockholders	(714,281)
Distributions to stockholders	(8,000,000)

Net cash used in financing activities	(9,666,614)

Net decrease in cash	(1,443,719)
Cash:
Beginning	20,828,685

Ending	$19,384,966

(Continued)

CCS Financial Services, Inc.
Statement of Cash Flows (Continued)
Year Ended December 31, 2006

2006

Supplemental Disclosure of Cash Flow Information
Interest paid	$360,742

Supplemental Schedule of Noncash Investing and Financing Activities
Increase in fair market value of marketable securities	$37,584

Advances to affiliates applied against stockholder loans	$3,631,891

See Notes to Financial Statements.

CCS Financial Services, Inc.
Notes to Financial Statements

Note 1.	Description of Business and Significant Accounting Policies
Description of business: CCS Financial Services, Inc. (the “Company”) provides retail financial services, such as check cashing, short-term consumer loans, money orders, wire transfers and various other related services, for a fee. Business is conducted from approximately 80 stores located in and around South Florida, for which the premises are leased from various unrelated and related parties.
A summary of the Company’s significant accounting policies follows:
Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash: The Company defines cash as all highly liquid investments purchased with an original maturity of three months or less. The Company maintains accounts in banks, which at times exceed the amount covered by federally-insured limits.
Marketable securities: Marketable debt and equity securities are classified as available for sale and are measured at fair value. Unrealized holding gains and losses are excluded from earnings and reported in other comprehensive income. Such amounts are accumulated and reported as a separate component of stockholders’ equity until realized.
Gains and losses realized from the sale of securities available for sale are computed by the specific identification method.
Advances and fees receivable: The Company’s advances and fees receivable are recorded at amounts charged to customers for check cashing and short-term consumer loans and are presented on the balance sheet net of unearned revenue and the allowance for loan losses and doubtful accounts (see Note 3). Returned items receivable represent checks that were returned and are in the process of collection. No interest income is being recognized on those receivables. The Company’s allowances for loan losses and doubtful accounts are based on the amount of balances past due, historical charge-off experience, current collection patterns, current economic conditions and other information obtained regarding the financial condition of customers. Advances and fees receivable are charged-off when they are deemed uncollectible.
Property and equipment, depreciation and amortization: Property and equipment is stated at cost. Depreciation is computed by accelerated methods over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful lives of the assets.
Intangible assets: Covenants not to compete are amortized over the terms of the contracts. Lease costs are amortized over the remaining terms of the leases.
Revenue recognition: Revenue from check cashing, sale of money orders and money transfers and other miscellaneous services are recognized when the transactions are completed at the point of sale in the store. Revenue from short-term consumer loans, which have terms ranging from 7 to 31 days, are recognized on a constant yield basis ratably over the term of each loan.

CCS Financial Services, Inc.
Notes to Financial Statements
Note 1. Description of Business and Significant Accounting Policies (Continued)
Advertising: Advertising costs are charged to operations when incurred.
Income taxes: The stockholders of CCS, Inc. elected for the Company to be treated as an S corporation under the provisions of the Internal Revenue Code. Accordingly, the Company’s stockholders are responsible for all federal and state income tax liabilities arising from the Company’s operations. No liability or provision for income taxes is included in the accompanying financial statements, and no deferred taxes are provided for temporary differences between tax and financial reporting. From time to time, the Company may make distributions to provide shareholders funds for the payment of taxes or other reasons.
New store costs: Start-up costs for new stores such as training, supplies and travel are expensed as incurred.
Store acquisitions: Store acquisitions are accounted for using the purchase method of accounting prescribed by SFAS 141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets. This method requires the allocation of the purchase price to individual tangible assets acquired, intangible assets acquired arising from contractual or legal rights and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the cost of acquired assets over the net amounts assigned to assets acquired and liabilities assumed is recognized as goodwill. Any costs, including “out-of-pocket” or incremental costs directly related to the acquisition, such as fees paid to outside consultants for accounting, legal or engineering investigations or for appraisals, are included in the cost of acquired assets. Purchased goodwill is not subject to amortization but is subject to periodic impairment tests based on its fair value. The Company reviews the carrying value of the goodwill annually and at other times when facts and circumstances indicate that the recorded amount of goodwill may be impaired. If this review indicates that goodwill is not recoverable, the carrying value of the goodwill is reduced by the estimated shortfall and charged to operations as an impairment loss. During the year ended December 31, 2006, the Company determined that no impairment loss was necessary.
Gain or loss on store closure: The Company closes stores in the normal course of business based on store performance, lease termination or unfavorable lease extension terms. For closed stores, a loss is recorded for the write-off of any remaining book value of fixed assets not transferred to other locations and any related closing costs. For stores sold to third parties, a gain or loss is recorded based on the amount received less the write-off of any remaining book value of fixed assets not transferred to other locations and any related closing costs.
Store expenses: The direct costs incurred in operating the stores are classified as store expenses and are deducted from total revenue to determine the contribution attributable to the stores. Store expenses include salary and benefit expense of store employees, rent and other occupancy costs, armored car and security costs, loan losses, net returned checks, cash shortages and other costs incurred by the stores.

CCS Financial Services, Inc.
Notes to Financial Statements
Note 2. Marketable Securities
Marketable securities at December 31, 2006 are all classified as available for sale and consist of:

		Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value

Equity securities	$91,328	$80,312	$—	$171,640
Mutual funds	3,830,824	22,911	(13,814)	3,839,921
Corporate notes	1,223,962	—	(6,962)	1,217,000
Municipal bonds	1,187,911	—	(2,695)	1,185,216

	$6,334,025	$103,223	$(23,471)	$6,413,777

There were one corporate note, five municipal bonds and twelve mutual fund investments at December 31, 2006 that were impaired. Management deems all of the unrealized losses to be temporary at December 31, 2006.
The amortized cost and fair value of debt securities available for sale at December 31, 2006 are summarized by contractual maturity as follows:

	Cost	Fair Value

Within 1 Year	$1,187,911	$1,185,216
5 to 10 Years	248,962	242,000
No maturity	975,000	975,000

	$2,411,873	$2,402,216

Proceeds from sales of securities classified as available-for-sale were $5,961,706 in 2006. Gross gains of $151,781 and gross losses of $129,639 were realized on sales in 2006.
Changes in unrealized gains and losses included in comprehensive income for the year ended December 31, 2006 were as follows:

Unrealized holding gains arising during the period	$59,726
Less reclassification adjustment for net gains realized in net income	22,142

Other comprehensive income	$37,584

CCS Financial Services, Inc.
Notes to Financial Statements
Note 3. Advances and Fees Receivable
Advances and fees receivable, net, at December 31, 2006 consist of:

Advances receivable (short-term consumer loans)	$7,578,315
Returned items receivable	1,058,221
Allowance for loan losses and doubtful accounts	(296,154)
Unearned revenue	(304,929)

$8,035,453

Activity in the allowance for loan losses and doubtful accounts during the year ended December 31, 2006 was as follows:

Balance, beginning of year	$182,642
Provision charged to expense	3,292,943
Charge-offs, net	(3,179,431)

$296,154

Note 4. Property and Equipment
Property and equipment at December 31, 2006 consist of:

		Depreciable
		Lives
Fixtures and equipment	$11,992,366	3 – 7 years
Leasehold improvements	1,822,130	2 – 10 years

	13,814,496
Accumulated depreciation and amortization	(11,480,668)

	$2,333,828

Depreciation and amortization expense amounted to approximately $1,035,000 for the year ended December 31, 2006.

CCS Financial Services, Inc. and Affiliate
Notes to Financial Statements
Note 5. Intangible Assets
Intangible assets at December 31, 2006 consist of:

Gross carrying amount
Covenants not to compete	$43,000
Lease costs	60,000

103,000

Less accumulated amortization
Covenants not to compete	25,583
Lease costs	37,833

63,416

$39,584

Aggregate amortization expense was approximately $35,000 for the year ended December 31, 2006.
Estimated amortization expense for future years is as follows:

Year Ending
December 31,	Amount
2007	$17,565
2008	13,401
2009	8,618

$39,584

Note 6. Revolving Bank Debt
The Company maintains a $15,000,000 revolving line of credit with a bank with interest at LIBOR (5.36% at December 31, 2006) plus 2%. Borrowings are collateralized by the Company’s assets and guaranteed by the stockholders. The agreement with the bank has no expiration date and payment is due on demand. The line contains financial covenants such as minimum net worth and a maximum ratio of debt to equity. The bank also allows the Company to borrow an additional $15,000,000 from January 15 to March 1 of each year. The outstanding balance at December 31, 2006 was $8,843,000. Average borrowings for the year ended December 31, 2006 were approximately $4,165,000 and the average rate was 7.2%.
Note 7. Long-Term Debt
Long-term debt at December 31, 2005 consisted of a note payable to a bank in the amount of $1,458,333. The note was due in monthly installments of $97,222, plus interest at LIBOR plus 2%, through March 2007, and was collateralized by the assets of the Company and guaranteed by the stockholders. The note was paid in full in 2006.

CCS Financial Services, Inc. and Affiliate
Notes to Financial Statements
Note 8. Deferred Income
Deferred income consists of money received in 2003 from a money transfer company to provide money transfer services for the period March 2003 through February 2008. This is being recognized as income ratably over the contract period.
Note 9. Due to Stockholders
The Company has received advances from three stockholders. Such advances are due on demand, subordinated to amounts due to the bank and bear no interest. As of December 31, 2006, all of the amounts due to stockholders have been classified as long-term because the respective stockholders have expressed that there is no intention to demand repayment of these advances prior to January 1, 2008.
Note 10. Profit Sharing Plan
The Company has a 401(k) profit sharing plan that covers all eligible employees whose employment is not governed by a collective bargaining agreement. The Company has discretion as to the amount of employer contributions. Profit sharing expense was approximately $400,000 for 2006.
Note 11. Related Party Transactions
The Company had an advance receivable from a company affiliated through common ownership in the amount of $12,954,981 at December 31, 2006. In January 2007, the affiliated company sold all of its operating assets, other than its short-term loans receivable portfolio, to an unrelated third party. The advance receivable was repaid in full from the proceeds of the sale. In addition, the Company paid cash of approximately $3,800,000 to the affiliate to purchase its short-term loans receivable portfolio and bank accounts.
For the year ended December 31, 2006, the Company incurred approximately $124,000 in accounting and management fees for services provided by an entity affiliated through common ownership.
Note 12. Commitments and Contingencies
The Company leases retail and office space under operating leases from related and unrelated parties expiring in various years through 2013. The leases require the Company to pay additional rentals for increases in operating expenses and real estate taxes and contain renewal options. For financial statement purposes, base rent payments are being accounted for on a straight-line basis. Accordingly, the balance sheets reflect a liability for the excess of the expense charged compared to the amount paid. Total rent expense for operating leases was $3,678,000 for 2006, inclusive of $726,000 to related parties.

CCS Financial Services, Inc.
Notes to Financial Statements
Note 12. Commitments and Contingencies (Continued)
Future minimum lease payments under noncancellable operating leases as of December 31, 2006 are as follows:

	Third	Related
	Parties	Parties	Total

2007	$2,070,000	$549,000	$2,619,000
2008	1,398,000	571,000	1,969,000
2009	1,075,000	593,000	1,668,000
2010	646,000	617,000	1,263,000
2011	258,000	—	258,000
Thereafter	296,000	—	296,000

	$5,743,000	$2,330,000	$8,073,000

The Company has guaranteed a note payable to a bank by a real estate company which is owned by the stockholders of the Company. The note was paid in full in February 2007.
The Company has been sued in a putative class action lawsuit which contends that all deferred deposit transactions conducted by the Company, prior to a change in Florida law which took effect October 1, 2001, were illegal loan transactions which charge interest in excess of the maximum rate permitted by permissible law. The lawsuit asserts claims of usury, RICO, fraud and other related claims against the Company. The Company reached a settlement of the class action claims in a mediation conference in January 2007. Under the terms of the settlement, the Company agreed to a payment of $7,000,000 in exchange for a release of all claims by the class members who do not opt out of the settlement. The settlement must still be approved by the arbitrator and confirmed by the court. The settlement amount of $7,000,000 and estimated legal fees yet to be incurred of approximately $60,000 have been accrued at December 31, 2006. Part of the proceeds from the repayment of the advance to affiliate in 2007 (see Note 13) will be used to satisfy this obligation.
Note 13. Change in Status of Variable Interest Entity
At December 31, 2005, the Company determined that it was the primary beneficiary of CCS Financial Services, LLC, a variable interest entity. Due to events in 2006, the Company determined that it was no longer the primary beneficiary of this entity. Therefore, these financial statements do not include the accounts of CCS Financial Services, LLC and the members’ deficit of CCS Financial Services, LLC in the amount of $3,033,726 at December 31, 2005, has been eliminated from stockholders’ equity.

Contents

Financial Statements

Unaudited balance sheet	1

Unaudited statements of income	2

Unaudited statements of changes in equity	3

Unaudited statements of cash flows	4

Notes to unaudited financial statements	5 – 6

CCS Financial Services, Inc.
Unaudited Balance Sheet
September 30, 2007

Assets
Current Assets
Cash	$17,134,999
Marketable securities	6,947,745
Advances and fees receivable, net	9,825,146
Prepaid expenses	573,919
Other current assets	202,530

Total current assets	34,684,339

Property and Equipment, net of accumulated depreciation and amortization	2,184,534

Other assets
Goodwill	3,776,614
Other intangible assets	26,357
Security deposits	215,243

4,018,214

$40,887,087

Liabilities and Stockholders’ Equity
Current Liabilities
Revolving bank debt	$6,028,000
Accounts payable, accrued expenses and other payables	4,921,311
Money orders payable	11,511,283
Deferred income, net of long-term portion	130,600

Total current liabilities	22,591,194

Long-Term Liabilities
Deferred rent	209,503
Due to stockholders	35,371

244,874

Commitments and Contingencies

Stockholders’ Equity
Common stock	1,000
Additional paid-in capital	315,100
Retained earnings	17,352,356
Accumulated other comprehensive income	382,563

18,051,019

$40,887,087

See Notes to Unaudited Financial Statements.

1

CCS Financial Services, Inc.
Unaudited Statements of Income
Nine Months Ended September 30, 2007 and 2006

	2007	2006

Revenue:
Short-term consumer loan fees	$13,570,915	$11,516,487
Check cashing fees	15,581,884	17,448,348
Other revenue	5,893,833	6,515,964

	35,046,632	35,480,799

Store expenses:
Salaries and fringe benefits	15,119,072	14,273,801
Occupancy costs	4,203,984	4,163,891
Provision for short-term consumer loans and check losses	3,020,927	2,577,487
Training salaries	1,014,742	802,105
Depreciation and amortization expense	628,058	768,748
Other store expenses	2,453,726	2,179,813

	26,440,509	24,765,845

Gross profit	8,606,123	10,714,954

Corporate and other (income) expenses:
Selling, general and administrative expenses	668,947	1,761,371
Officers’ compensation	658,642	848,952
Litigation settlement	116,376	7,066,645
Interest expense	130,476	231,445
Related party interest received	(1,338,485)	—
Investment income	(219,898)	(173,018)

	16,058	9,735,395

Net income	$8,590,065	$979,559

See Notes to Unaudited Financial Statements.

2

CCS Financial Services, Inc.

Unaudited Statements of Changes in Equity
Nine Months Ended September 30, 2007

				Accumulated
				Other
	Common	Paid-in	Retained	Comprehensive
	Stock	Capital	Earnings	Income	Total

Balance, December 31, 2006	1,000	315,100	8,762,291	79,752	9,158,143

Comprehensive income
Net income	—	—	8,590,065	—	8,590,065
Changes in fair value of
securities available for sale	—	—	—	302,811	302,811

					8,892,876

Balance, September 30, 2007	$1,000	$315,100	$17,352,356	$382,563	$18,051,019

Nine Months Ended September 30, 2006

					Accumulated
					Other
	Common	Paid-in	Retained	Members’	Comprehensive
	Stock	Capital	Earnings	Deficit	Income	Total

Balance, December 31, 2005	1,000	315,100	13,958,241	(3,033,726)	42,168	11,282,783

Comprehensive income
Net income	—	—	979,559	—	—	979,559
Changes in fair value of						—
securities available for sale	—	—	—	—	35,826	35,826

						1,015,385

Deconsolidation of affliate due to change in status of variable interest entity	—	—	—	3,033,726	—	3,033,726
Distributions	—	—	(8,000,000)	—	—	(8,000,000)

Balance, September 30, 2006	$1,000	$315,100	$6,937,800	$—	$77,994	$7,331,894

See Notes to Unaudited Financial Statements.

3

CCS Financial Services, Inc.

Unaudited Statements of Cash Flows
Nine Months Ended September 30, 2007 and 2006

	2007	2006

Cash Flows From Operating Activities
Net income	$8,590,065	$979,559
Depreciation and amortization	628,058	768,748
Provision for loan losses and doubtful accounts	3,020,927	2,577,487
Loss on sale of marketable securities	11,570	25,575
Deferred rent	29,342	29,171
Loss on disposal of property and equipment	—	217,323
Changes in:
Advances and fees receivable, net	(4,810,620)	(3,038,684)
Prepaid expenses	(49,277)	(59,131)
Other current assets	161,519	257,849
Accounts payable, accrued expenses and other payables	136,189	278,817
Litigation settlement	(7,066,645)	7,066,645
Money orders payable	15,178	359,183
Deferred income	(195,900)	(195,900)

Net cash provided by operating activities	470,406	9,266,642

Cash Flows From Investing Activities
Proceeds from sales of marketable securities	25,165,996	1,069,249
Purchases of marketable securities	(25,408,723)	(1,617,851)
Acquisition of property and equipment	(372,379)	(352,233)
Acquisition of stores	(1,193,158)	—
Increase in due from affiliates	12,954,981	(102,444)
Decrease in security deposits	(2,090)	12,924

Net cash used in investment activities	11,144,627	(990,355)

Cash Flows From Financing Activities
Decrease in revolving bank debt, net	(2,815,000)	(142,000)
Payments on long-term debt	—	(875,000)
Decrease in due to stockholders	(11,050,000)	(634,555)
Distributions to stockholders	—	(8,000,000)

Net cash used in financing activities	(13,865,000)	(9,651,555)

Net decrease in cash	(2,249,967)	(1,375,268)
Cash:
Beginning	19,384,966	20,828,685

Ending	$17,134,999	$19,453,417

Supplemental Schedule of Noncash Investing and Financing Activities
Increase in fair market value of marketable securities	$302,811	$35,826

Advances to affiliates applied against stockholder loans	$—	$3,631,891

See Notes to Unaudited Financial Statements.

4

CCS Financial Services, Inc.
Notes to Unaudited Financial Statements
Note 1. Summary of Significant Accounting Policies
The accompanying unaudited interim financial statements are of CCS Financial Services Inc. (the “Company”). The Company’s unaudited interim financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all information and footnotes required by U.S. generally accepted accounting principles (“GAAP”) for complete financial statements and should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2006 in this Form 8-K/A filed with the Securities and Exchange Commission. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results of interim periods are not necessarily indicative of the results that may be expected for a full fiscal year.
Description of business: CCS Financial Services, Inc. (the “Company”) provides retail financial services, such as check cashing, short-term consumer loans, money orders, wire transfers and various other related services, for a fee. Business is conducted from approximately 80 stores located in and around South Florida, for which the premises are leased from various unrelated and related parties.
Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management bases its estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates.
Note 2. Business Acquisition
The Company acquired one store in 2007 in a business combination accounted for under the purchase method of accounting. The acquired store was primarily engaged in the business of check cashing and short-term consumer lending. The Company paid cash of approximately $1,193,000 for assets consisting of property and equipment in the amount of $93,000 and goodwill of $1,100,000.
There were no acquisitions in 2006.
Note 3. Due to Stockholders
The Company has received advances from three stockholders. Such advances are due on demand, subordinated to amounts due to the bank and bear no interest. All of the amounts due to stockholders have been classified as long-term because the respective stockholders have expressed that there is no intention to demand repayment of these advances in the next twelve months. However, substantially all of the advances were repaid in 2007, with funds received from the collection of advances to affiliates and operating income.

5

CCS Financial Services, Inc.
Notes to Unaudited Financial Statements
Note 4. Interest Income from Related Party
The Company had an advance receivable of approximately $13,000,000 from a company affiliated through common ownership at December 31, 2006. The advance had no contractual interest rate and there was no agreement in place requiring the payment of interest on the advance. In January 2007, the advance receivable was repaid in full by the affiliated company. In addition, the affiliated company paid approximately $1,339,000 of interest on the advance, which was recognized as income when received.
Note 5. Contingent Liabilities
The Company had guaranteed a note payable to a bank by a real estate company which is owned by the stockholders of the Company. The note was paid in full in February 2007.
The Company has been sued in a putative class action lawsuit which contends that all deferred deposit transactions conducted by the Company, prior to a change in Florida law which took effect October 1, 2001, were illegal loan transactions that charge interest in excess of the maximum rate permitted by permissible law. The lawsuit asserts claims of usury, RICO, fraud and other related claims against the Company. The Company reached a settlement of the class action claims in a mediation conference in January 2007. Under the terms of the settlement, the Company agreed to a payment of $7,000,000 in exchange for a release of all claims by the class members who do not opt out of the settlement. The settlement was approved by the arbitrator and confirmed by the court on May 22, 2007. The settlement amount of $7,000,000 and estimated legal fees yet to be incurred of approximately $60,000 were accrued during the nine months ended September 30, 2006 and the settlement amount of $7,000,000 was paid on August 30, 2007.
Note 6. Subsequent Event
On December 15, 2007, the Company sold substantially all of its operating assets to Dollar Financial Group and discontinued business as the Check Cashing Store. The Company received cash consideration of approximately $101.9 million. From the total amount of the purchase price, $95.9 million was received upon consummation of the sale and $6.0 million was deposited into an escrow account to secure certain of the Company’s indemnification obligations under the agreement.

6

(b) Pro Forma Financial Statements
The following unaudited pro forma condensed consolidated financial information is filed as part of this Current Report on Form 8-K/A:
- Dollar Financial Corp. Unaudited Pro Forma Combined Statement of Operations for the three months ended September 30, 2007.
- Dollar Financial Corp. Unaudited Pro Forma Combined Balance Sheet as of September 30, 2007.
- Dollar Financial Corp. Unaudited Pro Forma Combined Statement of Operations for the year ended June 30, 2007.
The following unaudited pro forma combined financial statements set forth herein give effect to the acquisition by Dollar Financial Corp. (the “Company”), through a wholly owned subsidiary of Dollar Financial Group, Inc., of substantially all of the assets of CCS Financial Services, Inc. The unaudited pro forma combined statements of operations for the three months ended September 30, 2007 and the year ended June 30, 2007 assume that this acquisition had occurred as of the beginning of the periods presented. The unaudited pro forma combined balance sheet as of September 30, 2007 gives effect to the acquisition as if it occurred on September 30, 2007. See notes to the unaudited pro forma combined financial statements for further explanation of these transactions. In addition, all information for the acquired entities has been presented from the historical financial statements prepared on the basis of U.S. generally accepted accounting principles.

DOLLAR FINANCIAL CORP.
UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
THREE MONTHS ENDED SEPTEMBER 30, 2007
(In thousands, except share and per share data)

	Historical (b)		Pro Forma		Proforma as
	DFC	CCS	Adjustments (a)		Adjusted
Revenues:
Check cashing	$45,663	$5,194	$—		$50,857
Consumer lending, net	53,703	4,524	—		58,227
Money transfer fees	5,960	—	—		5,960
Other	10,724	1,965	—		12,689

Total revenues	116,050	11,683	—		127,733

Store and regional expenses:
Salaries and benefits	35,237	5,040	—		40,277
Occupancy	9,274	1,401	—		10,675
Depreciation	2,809	209	—		3,018
Returned checks, net and cash shortages	4,656	1,007	—		5,663
Other	17,283	1,156	—		18,439

Total store and regional expenses	69,259	8,813	—		78,072

Store and regional margin	46,791	2,870	—		49,661

Corporate and other expenses:
Corporate expenses	17,863	443	(220	) (i)	18,086
Other depreciation and amortization	919	—	—		919
Interest expense (income), net	8,089	(476)	1,667	(e)	9,280
Other, net	(590)	39	(39	) (h)	(590)

Income before income taxes	20,510	2,864	(1,408)		21,966
Income tax provison	8,456	—	—	(j)	8,456

Net (loss) income	$12,054	$2,864	$(1,408)		$13,510

Net income per share:
Basic	$0.50				$0.56
Diluted	$0.49				$0.55
Weighted average shares outstanding:
Basic	24,054,916				24,054,916
Diluted	24,776,716				24,776,716

DOLLAR FINANCIAL CORP.
UNAUDITED PRO FORMA
COMBINED BALANCE SHEET
SEPTEMBER 30, 2007
(In thousands)

	Historical		Pro Forma		Pro Forma
	(b) DFC	CCS	Adjustmetns (a)		as Adjusted
Assets
Cash and cash equivalents	$299,157	$17,135	$(116,850	) (g)	$199,442
Marketable Securities	—	6,948	(6,948)		—
Loans receivable, net	93,311	9,825	—		103,136
Accounts receivable and other receivables	20,212	—	—		20,212
Property and equipment, net	58,831	2,185	—		61,016
Goodwill and other intangibles, net	369,071	3,802	82,911	(f)	455,784
Prepaid expenses and other assets	44,458	992	—		45,450

Total assets	$885,040	$40,887	$(40,887)		$885,040

Liabilities and shareholders’ equity
Accounts payable and accrued expenses	$149,862	$16,773	$(16,773)		$149,862
Long-term debt and other debt	578,055	6,063	(6,063)		578,055
Stockholders’ equity	157,123	18,051	(18,051)		157,123

Total liabilities and shareholders’ equity	$885,040	$40,887	$(40,887)		$885,040

DOLLAR FINANCIAL CORP.
UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
YEAR ENDED JUNE 30, 2007
(In thousands, except share and per share data)

	Historical		Pro Forma		Pro Forma
	(c) DFC	CCS (d)	Adjustmetns (a)		as Adjusted
Revenues:
Check cashing	$166,754	$20,868	—		$187,622
Consumer lending, net	181,646	18,149	—		199,795
Other	61,533	7,681	—		69,214

Total revenues	409,933	46,698	—		456,631

Store and regional expenses:
Salaries and benefits	129,522	19,944	—		149,466
Occupancy	32,270	5,621	—		37,891
Depreciation	9,455	930	—		10,385
Returned checks, net and cash shortages	15,295	3,736	—		19,031
Other	68,519	5,038	—		73,557

Total store and regional expenses	255,061	35,269	—		290,330

Store and regional margin	154,872	11,429	—		166,301

Corporate and other expenses:
Corporate expenses	53,594	2,420	(925	) (i)	55,089
Other depreciation and amortization	3,390	—	—		3,390
Interest expense, net	31,462	(1,523)	4,357	(k)	34,296
Loss on extinguishment of debt	31,784	—	—		31,784
Goodwill impairment and other charges	24,301	—	—		24,301
Mark to market — Term Loan	7,551	—	—		7,551
Proceeds from litigation settlements	(3,256)	—	—		(3,256)
Other, net	514	116	(116	) (h)	514

Income before income taxes	5,532	10,416	(3,316)		12,632
Income tax provison	37,735	—	—	(j)	37,735

Net (loss) income	$(32,203)	$10,416	$(3,316)		$(25,103)

Net (loss) income per share:
Basic	$(1.37)				$(1.06)
Diluted	$(1.37)				$(1.06)
Weighted average shares outstanding:
Basic	23,571,203				23,571,203
Diluted	23,571,203				23,571,203

Acquisition
The aggregate pro forma purchase price for the acquisition of substantially all of the assets of 81 retail stores and one corporate office owned and operated by CCS Financial Services, Inc. (“CCS”) was $101.4 million (the “Acquisition”). Dollar Financial Corp. (the “Company”) used a portion of the proceeds from its $200.0 million 2.875% Senior Convertible Note offering to fund the Acquisition.
The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. The unaudited combined pro forma financial statements are provided for informational purposes only and are not necessarily indicative of the Company’s results of operations that would actually have been obtained had this acquisition been completed as of the beginning of the periods presented, or that may be obtained in the future.
(a)	Under U.S. generally accepted accounting principles, this acquisition will be accounted for using the purchase method of accounting and, as such, the assets and liabilities of the 81 acquired stores and one corporate office will be recorded upon acquisition at their estimated fair values. The actual purchase accounting adjustments reflected in the unaudited pro forma combined balance sheet are based on the estimated fair values of the assets acquired as if they occurred on September 30, 2007. Increases or decreases in the fair value of assets acquired or liabilities assumed as compared to the information included in this document may change the amount of purchase prices allocated to goodwill. The unaudited pro forma combined statements of operations give effect to the transactions as if they occurred at the beginning of the periods presented.

(b)	Represents the historical consolidated financial statements of the Company as of and for the three months ended September 30, 2007.

(c)	Represents the historical consolidated financial statements of the Company for the year ended June 30, 2007.

(d)	Represents the historical results of operations of CCS for the twelve months ended September 30, 2007, as calculated by adding the results of operations for the twelve months ended December 31, 2006 plus the nine months ended September 30, 2007 less the nine months ended September 30, 2006. As such, the results of operations for the three months ended September 30, 2007 is included in both the unaudited pro forma combined statements of operations for the year ended June 30, 2007 and the three months ended September 30, 2007.

(e)	Reflects an adjustment for interest earned on excess cash resulting from the proceeds from the Company’s 2.875% Senior Convertible Notes due 2027. This is offset by the reduction in interest expense and related party interest income of CCS on debt and investments not assumed or acquired in the Acquisition.

(f)	Pro forma excess of cost over net assets acquired for the Acquisition was calculated as follows (in thousands):

Purchase price	$101,377
Net assets acquired	18,466

$82,911
(g)	Reflects the cash used from a portion of the proceeds of the Company’s 2.875% Senior Convertible Notes due 2027 to fund the Acquisition.

(h)	Reflects the elimination of litigation expense incurred by the acquired company.
(i)	Reflects payroll and payroll related costs related primarily to senior management of CCS who were not retained and are not expected to be replaced after the acquisition.

(j)	The Company has U.S. net operating loss carry forwards that have generated significant deferred tax assets. The Company provides a valuation allowance against all of its U.S. deferred tax assets. Because realization is not assured, the Company has not recorded the benefit of the deferred tax assets. No pro forma adjustment has been made for taxes related to the acquisition since any taxable income would only reduce the fully reserved net operating loss carry forwards.

(k)	Reflects an adjustment in excess of historical amounts for interest expense through the related increase in the borrowings on the Company’s 2.875% Senior Convertible Notes due 2027 resulting from the acquisition as if the Company owned the acquired stores as of the beginning of the period presented. Also reflects an adjustment for interest on debt that the Company did not assume in the acquisition as well as for interest and dividend income on investments not included in the acquisition.

(d) Exhibits

2.1	Asset Purchase Agreement dated October 11, 2007 by and among CCS Financial Services, Inc. a Florida corporation, Allen Eager, The Allen Eager Revocable Trust, Paul P. Hauser, Barry E. Hershman, and the Barry E. Hershman Revocable Trust and Check Mart of Florida, Inc. a Delaware corporation. (1)

23.1	Consent of McGladrey & Pullen, LLP.

99.1	Press Release, dated December 17, 2007. (2)
(1)	Incorporated by reference from the Form 10-Q filed by Dollar Financial Corp. on November 9, 2007.

(2)	Incorporated by reference from the Form 8-K filed by Dollar Financial Corp. on December 19, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR FINANCIAL CORP.
Date: February 11, 2008	By:	/s/ William M. Athas
William M. Athas
Senior Vice President of Finance and Corporate Controller

Exhibit Index

23.1	Consent of McGladrey & Pullen, LLP.